Exhibit 10(j)

Customer No.	___________________________
Loan No.	___________________________
Loan No.	___________________________
Loan No.	___________________________
RBC BANK (USA)
AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER
     This Amendment to Loan and Security Agreement and Waiver (this “Amendment”) is made and entered into as of August 25, 2009 by and between VIDEO DISPLAY CORPORATION, a Georgia corporation (“Parent”), LEXEL IMAGING SYSTEMS, INC. (“Lexel”), FOX INTERNATIONAL, LTD., INC. (“Fox”), Z-AXIS, INC. (“Z-Axis”), TELTRON TECHNOLOGIES, INC. (“Teltron”) and AYDIN DISPLAYS, INC. (“Aydin” and together with Lexel, Fox, Z-Axis and Teltron, collectively, the “Subsidiaries”; and the Subsidiaries, together with Parent, collectively, the “Borrower”), and RBC BANK (USA) (formerly known as RBC Centura Bank) (the “Bank”);
WITNESSETH:
     WHEREAS, the Borrower and the Bank have made and entered into that certain Loan and Security Agreement, dated as of September 26, 2008, as amended (the “Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement);
     WHEREAS, pursuant to the Loan Agreement, the Bank has extended to the Borrower (a) a primary revolving loan facility in the original principal amount of up to $17,000,000, which primary revolving loan is evidenced by a promissory note, dated as of September 26, 2008, as amended, from Borrower to the order of the Bank in the principal amount of $17,000,000, (b) a secondary revolving loan facility in the original principal amount of up to $3,500,000, which secondary revolving loan is evidenced by a promissory note, dated as of September 26, 2008, as amended, from Borrower to the order of the Bank in the principal amount of $3,500,000, and (c) a term loan in the original principal amount of up to $1,700,000, which term loan is evidenced by a promissory note, dated as of September 26, 2008, as amended, from Borrower to the order of the Bank in the principal amount of $1,700,000;
     WHEREAS, Defaults and Events of Default have occurred and are continuing under certain provisions of the Loan Agreement and has asked the Bank to waive the same;
     WHEREAS, the Borrower and Bank desires to amend certain provisions of the Loan Agreement in connection therewith, and the Bank is willing to agree to the same on the terms and conditions set forth herein;
     NOW THEREFORE, for and in consideration of the foregoing and for ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.
Amendments to Loan Agreement
     Section 1.1 Definition Amendments. The following new definitions are hereby added in Section 1.1 of the Loan Agreement to read in their entirety as follows:
“New York Mortgage” means the deed of trust, mortgage or other similar lien instrument from Z-Axis in favor of Bank with respect to the New York Property, dated as of August ___, 2009, as amended, modified, supplemented or restated from time to time.
“New York Property” means Z-Axis’s real property located at 1916 Rt. 96, Phelps, NY 14532.
“Pennsylvania Mortgage” means the deed of trust, mortgage or other similar lien instrument from Parent in favor of Bank with respect to the Pennsylvania Property, dated as of August ___, 2009, as amended, modified, supplemented or restated from time to time.
“Pennsylvania Property” means Parent’s real property located at 8-18 Riverside Drive, White Mills, PA 18473.
     Section 1.2 Definition Amendments. The following definitions in Section 1.1 of the Loan Agreement are hereby amended in their entirety to read as follows:
“Adjusted Total Liabilities to Adjusted Tangible Net Worth Ratio” means, as of any date of calculation, calculated on a consolidated basis for Borrower and all Subsidiaries, the ratio of Adjusted Total Liabilities as of such date to Adjusted Tangible Net Worth as of such date
“Adjusted Tangible Net Worth” means, as of any date of calculation, calculated on a consolidated basis for Borrower and all Subsidiaries and in accordance with GAAP, Shareholder Equity, less Intangible Assets, less leasehold improvements and loans receivable from related parties, plus Subordinated Debt.
Adjusted Total Liabilities” means, as of any date of calculation, calculated on a consolidated basis for Borrower and all Subsidiaries and (except with respect to Contingent Liabilities) in accordance with GAAP, Total Liabilities, including Contingent Liabilities, less Subordinated Debt.
“Asset Coverage Ratio” means, as of any date of calculation, calculated on a consolidated basis for Borrower and all Subsidiaries, the ratio of (a) the total amount of Funded Debt outstanding consisting of revolving debt, including, but not limited to, the Primary Revolving Loan and the Secondary Revolving Loan, divided by (b) the sum of (i) Accounts, net of allowance for doubtful Accounts, plus (ii) Inventory, net of reserves (such net Inventory capped at (x) $20,000,000 through and including August 31, 2009 and (y) $17,500,000 on and after September 1, 2009), less (iii) its accounts payable.
“EBITDA” shall mean, as of any date of calculation, calculated on a consolidated basis for Borrower and all Subsidiaries and in accordance with GAAP, net income, plus Interest Expense, plus income tax expense, plus depreciation and amortization.
“Fixed Charge Coverage Ratio” means, as of any date of calculation, calculated on a consolidated basis for Borrower and all Subsidiaries and in accordance with GAAP: (a) the sum of EBITDA, plus rent and lease expense, less Unfunded Capital Expenditures, less cash taxes, divided by (b) the sum of rent and lease expense, plus current maturities of long term Funded Debt (“CMLTD”), plus Interest Expense, plus Corporate Distributions.
“Revolving Loan Termination Date” or “Termination Date” means (i) with respect to the Primary Revolving Loan only, June 30, 2010 and (ii) with respect to the Secondary Revolving Loan only, September 30, 2009, in each case as such date may be renewed from time to time as provided herein.
“Term Loan Amount” means $1,403,170.42.
     Section 1.3 Covenant Amendment. Section 2.2 of the Loan Agreement is hereby amended in its entirety to read as follows:
2.2. Promissory Notes.
(a) The Primary Revolving Loan shall be evidenced by a renewal promissory note in the face amount of the Maximum Primary Revolving Loan Amount, dated as of August ___, 2009, from Borrower to the order of Bank (as amended, modified, supplemented, restated or renewed from time to time, the “Primary Revolving Note”).
(b) The Secondary Revolving Loan shall be evidenced by a renewal promissory note in the face amount of the Maximum Secondary Revolving Loan Amount, dated as of August ___, 2009, from Borrower to the order of Bank (as amended, modified, supplemented, restated or renewed from time to time, the “Secondary Revolving Note”).
(c) The Term Loan shall be evidenced by a renewal promissory note in the face amount of the Term Loan Amount, dated as of August ___, 2009, from Borrower to the order of Bank (as amended, modified, supplemented, restated or renewed from time to time, the “Term Note” and together with the Revolving Note and the Revolving Note, the “Notes”).

     Section 1.4 Covenant Amendment. Section 2.3 of the Loan Agreement is hereby amended to add a new subsection (e) to read in its entirety as follows:
(e) Upon the sale of the New York Property and the Pennsylvania Property from time to time, Bank shall release the applicable New York Mortgage or Pennsylvania Mortgage upon Borrower’s payment to Bank of the net proceeds of the sale of such New York Property and the Pennsylvania Property (with costs of such sale not to exceed 10% of the gross sales price thereof), with such payments to be applied first to the principal of the Primary Revolving Loan until paid in full, next to the principal of the Term Loan until paid in full, and next to the principal of the Secondary Revolving Loan until paid in full. For any such payment applied to the Primary Revolving Loan or the Secondary Revolving Loan, the Maximum Primary Revolving Loan Amount and the Maximum Secondary Revolving Loan Amount, as applicable, and the Bank’s lending commitment thereunder, shall be reduced on a dollar-for-dollar basis.
     Section 1.5 Covenant Amendment. Section 5.6 of the Loan Agreement is hereby amended to add a new subsection (f) to read in its entirety as follows:
Guarantor Financial Statements. As soon as available, but in any event within 150 days after each fiscal year end of Borrower, Guarantor’s personal financial statements, on the form provided by Bank (or otherwise in a form reasonably satisfactory to Bank and certified to Bank as true and correct in all material respects.
     Section 1.6 Covenant Amendment. Section 6.3 of the Loan Agreement is hereby amended in its entirety to read as follows:
6.3. Corporate Distributions; Subordinated Debt; Stock Repurchases. Shall pay or declare any dividends (other than stock dividends) or other Corporate Distribution or make any payment on or otherwise acquire any Subordinated Debt if any Default or Event of Default has occurred and is continuing or would be caused thereby; provided, notwithstanding anything to the contrary herein or in any other Loan Document, Borrower shall not effect the purchase, directly or indirectly of any of its stock, whether held in treasury or otherwise, without the written consent of the Bank.
     Section 1.7 Covenant Amendment. Article 7 of the Loan Agreement is hereby amended in its entirety to read as follows:
7.1. Fixed Charge Coverage Ratio. Borrower shall have a Fixed Charge Coverage Ratio of at least 1.35 to 1.00, calculated on a consolidated basis for Borrower and all Subsidiaries (i) at each fiscal quarter end from May 31, 2009 through November 30, 2009, on a year to date basis for the period (including the proration of CMLTD) and (ii) at each fiscal quarter end after December 1, 2009, on a rolling 4 quarters basis for the fiscal quarter then ended and the immediately preceding 3 fiscal quarters.
7.2. Adjusted Total Liabilities to Adjusted Tangible Net Worth Ratio. Borrower shall have an Adjusted Total Liabilities to Adjusted Tangible Net Worth Ratio of not greater than 2.00 to 1.0 at each fiscal quarter end, calculated on a consolidated basis for Borrower and all Subsidiaries.
7.3. Asset Coverage Ratio. Borrower shall have an Asset Coverage Ratio of not greater than 1.0 to 1.0 at each fiscal quarter end, calculated on a consolidated basis for Borrower and all Subsidiaries.
     Section 1.8 Attachments. Exhibit 5.6 to the Loan Agreement is hereby amended in its entirety to read in the form attached hereto as Exhibit 5.6.
ARTICLE 2.
Acknowledgment of Defaults
     Section 2.1 Acknowledgment of Default. Events of Default (the “Existing Defaults”) have occurred under Section 8.1(b) of the Loan Agreement as a result of the (i) Borrower’s failure to comply with Section 7.1 of the Loan Agreement (Fixed Charge Coverage Ratio) for the fiscal quarter ending May 31, 2009, and (ii) Borrower’s failure to comply with Section 6.3 of the Loan Agreement (Corporate Distributions; Subordinated Debt) as a result of Borrower’s making Corporate Distributions of up to $343,889 to repurchase its treasury shares during the fiscal quarter ending May 31, 2009 during the occurrence of an Event of Default.
     Section 2.2 Acknowledgment of the Borrower. The execution, delivery and performance of this Amendment by the Bank and the acceptance by the Bank of performance of the Borrower hereunder (a) shall not constitute a waiver or release by the Bank of any Default or Event of Default that may now or hereafter exist under the Loan Documents, except the Existing Defaults to the extent provided herein, (b) shall not constitute a novation of the Loan Documents as it is the intent of the parties to modify the Loan Documents as expressly set out herein and (c) except as expressly provided in this Amendment, shall be without prejudice to, and is not a waiver or release of, the Bank’s rights at any time in the future to exercise any and all rights conferred upon the Bank by the Loan Documents or otherwise at law or in equity, including but not limited to the right to institute foreclosure proceedings against the Collateral and/or institute collection or arbitration proceedings against the Borrower and/or to exercise any right against any other Person not a party to this Amendment
ARTICLE 3.
Waivers
     Section 3.1 Waiver Covenant. Upon strict satisfaction of the conditions specified hereinafter in Article 5, Bank shall waive the Existing Defaults and shall not because of the Existing Defaults,

     3.1.1 accelerate any of the Loans or demand accelerated payment of the same;
     3.1.2 require the payment of interest at the Default Rate set forth in the Loan Documents; or
     3.1.3 exercise any other remedies under the Loan Agreement or under the other Loan Documents.
     Bank’s waiver of the Existing Defaults from such actions, subject to the terms and conditions of this Waiver, is herein referred to as the “Waiver Covenant”. The effectiveness of each term of the Waiver Covenant is expressly conditioned on the strict satisfaction of each and every condition set forth in Article 5 of this Waiver. The Waiver Covenant applies solely to the Existing Defaults and to no other Defaults or Events of Default, whether now existing or hereinafter arising and whether now known to the Bank or the Borrower and/or its Subsidiaries and/or any Guarantors.
     Section 3.2 Continued Compliance With the Loan Documents. Notwithstanding this Amendment, Borrower will continue to perform and comply strictly with each and every provision of the Loan Documents, except for the Existing Defaults, which have been waived by the Bank pursuant to this Amendment (upon satisfaction of the conditions set forth in Article 5 hereof).
ARTICLE 4.
Release; Waivers by Borrower
     Section 4.1 Release. In consideration of the accommodations and concessions made by the Bank pursuant to this Amendment, the Borrower does hereby irrevocably remise, release, acquit, satisfy and forever discharge the Bank, its successors and assigns, all of its affiliates and subsidiaries, past, present and future, and all of its shareholders, officers, directors, employees, agents, attorneys, representatives and participants, from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, claims, executions, counterclaims, demands and causes of action of any nature or type whatsoever, whether at law or in equity, whether known or unknown, either now accrued or hereafter maturing, which it now has or hereafter can, shall or may have by reason of any matter, claim or action arising through the date hereof out of or relating to the administration, funding or existence of the Loan from the Bank to the Borrower, or the Loan Documents, or any other agreement or transaction between or among the Borrower, the Guarantors and Bank.
     Section 4.2 Waivers. The Borrower acknowledges and agrees that the Bank has all rights and remedies of a “secured party” under the Code and all rights and remedies provided by applicable law. Borrower waives any additional right to notice of any Default or Event of Default or opportunity to cure any Default or Event of Default. Notwithstanding anything to the contrary in Loan Agreement, any Security Agreement, any Guaranty Agreement or any other Loan Document to which it is a party, the Borrower hereby irrevocably waives (i) any right to notification required under Code Section 11-9-611 of the disposition of any “Collateral” (as defined in the Loan Agreement and as defined in any Security Agreement) or any other collateral in which the Borrower or any Guarantor has granted (or may hereafter grant) the Bank a Lien, (ii) any right to redeem, under Code Section 11-9-623, any “Collateral” (as defined in the Loan Agreement and as defined in any Security Agreement) or any other collateral in which the Borrower or any Guarantor has granted (or may hereafter grant) Bank a Lien, and (iii) any other right which the Borrower or any such Guarantor may waive under the Code (whether before or after default). Any notice required to be given by Bank to the Borrower or any Guarantor (which is not otherwise waivable under the Code), may be given by the Bank in the shortest time period permitted by the Code, notwithstanding any provision of the Loan Documents requiring a longer notice period; where “reasonable” notice is required under the Code and cannot be waived, 10 days’ notice shall be deemed “reasonable” notice for purposes of the Loan Agreement and each Security Agreement (except for circumstances described in Code Section 11-9-611(d)).
     Section 4.3 Waiver of Trial by Jury. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     Section 4.4 Relief From Stay. (a) In entering into this Amendment, the Borrower and the Bank hereby stipulate, acknowledge and agree that the Bank gave up valuable rights and agreed to forbear from exercising legal remedies available to it in exchange for the promises, representations, acknowledgments and warranties of Borrower as contained herein and that the Bank would not have entered into this Amendment but for such promises, representations, acknowledgments, agreements, and warranties, all of which have been accepted by the Bank in good faith, the breach of which by the Borrower in any way, at any time, now or in the future, would admittedly and confessedly constitute cause for dismissal of any such bankruptcy petition pursuant to 11 U.S.C. § 1112(b).
(b) As additional consideration for the Bank agreeing to forbear from immediately enforcing its rights and remedies under this Amendment and in the Loan Documents, including but not limited to the institution of foreclosure proceedings, the Borrower agrees that in the event a bankruptcy petition under any Chapter of the Bankruptcy Code (11 U.S.C. §101, et seq.) is filed by or against the Borrower at any time after the execution of this Amendment, the Bank shall be entitled to the immediate entry of an order from the appropriate bankruptcy court granting Bank complete relief from the automatic stay imposed by §362 of the Bankruptcy Code (11 U.S.C. §362) to exercise its foreclosure and other rights, including but not limited to obtaining a foreclosure judgment and foreclosure sale, upon the filing with the appropriate court of a motion for relief from the automatic stay with a copy of this Amendment attached thereto. The Borrower specifically agrees (i) that upon filing a motion for relief from the automatic stay, the Bank shall be entitled to relief from the stay without the necessity of an evidentiary hearing and without the necessity or requirement of the Bank to establish or prove the value of the Collateral, the lack of adequate protection of its interest in the Collateral, or the lack of equity in the Collateral; (ii) that the lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed to be “for cause” pursuant to §362(d)(1) of the Bankruptcy Code (11 U.S.C. §362(d)(1)); and (iii) that the Borrower will not directly or indirectly oppose or otherwise defend against the Bank’s efforts to gain relief from the automatic stay, and (iv) the Bank shall be entitled to recover from Borrower all of Bank’s costs and expenses (including the Bank’s attorneys fees) incurred in connection with any bankruptcy or insolvency proceeding of any of them. This provision is not intended to preclude Borrower from filing for protection under any Chapter of the Bankruptcy Code. The remedies prescribed in this paragraph are not exclusive and shall not limit Bank’s rights under the Loan Agreement, any Guaranty, any other Loan Document or under any law.
(c) All of the above terms and conditions have been freely bargained for and are all supported by reasonable and adequate consideration and the provisions herein are material inducements for Bank entering into this Amendment.
ARTICLE 5.
Conditions to Effectiveness
     Section 5.1 Conditions. The amendments to the Loan Agreement set forth in this Amendment, and the Waiver Covenant, shall become effective as of the date first above written (the “Effective Date”) after all of the conditions set forth in Sections 5.2 through 5.6 hereof shall have been satisfied.
     Section 5.2 Execution of Amendment. This Amendment shall have been executed and delivered by the Borrower.
     Section 5.3 Execution of Notes. The renewal Notes shall have been executed and delivered by the Borrower.
     Section 5.4 Confirmations of Guaranties. Ronald D. Ordway shall have executed and delivered his Unconditional Limited Guaranty Agreement, in form and substance satisfactory to Bank.
     Section 5.5 Mortgages. Bank shall have received first priority mortgages (and related UCC financing statements) on Borrower’s real property in 8-18 Riverside Drive, White Mills, PA 18473 and 1916 Rt. 96, Phelps, NY 14532, and such other documents in connection therewith as Bank may require, including, without limitation, (i) and environmental indemnity agreement, (ii) title searches for each such property and (iii) title affidavits for each such property, each in form and substance satisfactory to Bank.
     Section 5.6 Representations and Warranties. As of the Effective Date, the representations and warranties set forth in the Loan Agreement, and the representations and warranties set forth in each of the Loan Documents, shall be true and correct in all material respects; (b) as of the Effective Date, no Defaults or Events of Default shall have occurred and be continuing, other than the Existing Defaults that are the subject of the Waiver Covenant; (c) the Bank shall have received from the Borrower a certificate dated the Effective Date, certifying the matters set forth in subsections (a) and (b) of this Section 5.6.
     Section 5.7 Loan Fee. Borrower shall have paid a waiver fee of $5,000, which fee has been fully earned by the Bank and is non-refundable in its entirety.
ARTICLE 6.
Miscellaneous
     Section 6.1 Entire Agreement; No Novation or Release. This Amendment, together with the Loan Documents, as in effect on the Effective Date, reflects the entire understanding with respect to the subject matter contained herein, and supersedes any prior agreements, whether written or oral. This Amendment is not intended to be, and shall not be deemed or construed to be, a satisfaction, novation or release of the Loan Agreement or any other Loan Document. Except as expressly amended hereby, all representations, warranties, terms, covenants and conditions of the Loan Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue in full force and effect.
     Section 6.2 Fees and Expenses. All fees and expenses of the Bank incurred in connection with the issuance, preparation and closing of the transactions contemplated hereby shall be payable by the Borrower promptly upon the submission of the bill therefor. If the Borrower shall fail to promptly pay such bill, the Bank is authorized to pay such bill through an advance of funds under the Revolver Facility or by debiting its accounts with the Bank.
     Section 6.3 Choice of Law; Successors and Assigns. This Amendment shall be construed and enforced in accordance with and governed by the internal laws (as opposed to the conflicts of laws provisions) of the State of Georgia. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     WITNESS the hand and seal of each of the undersigned as of the date first written above.

BANK: RBC BANK (USA)
By:
Title:

BORROWER: VIDEO DISPLAY CORPORATION
By:
Name:
Title:

[SEAL]

LEXEL IMAGING SYSTEMS, INC.
By:
Name:
Title:

[SEAL]

FOX INTERNATIONAL, LTD., INC.
By:
Name:
Title:

[SEAL]

Z-AXIS, INC.
By:
Name:
Title:

[SEAL]

TELTRON TECHNOLOGIES, INC.
By:
Name:
Title:

[SEAL]

AYDIN DISPLAYS, INC.
By:
Name:
Title:

[SEAL]

Exhibit 5.6
COMPLIANCE CERTIFICATE
TO:	RBC BANK (USA) (the “Bank”)
FROM:     VIDEO DISPLAY CORPORATION
The undersigned authorized officer of VIDEO DISPLAY CORPORATION (“Parent”) hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Parent, certain of its Subsidiaries and Bank, dated September 26, 2008, as amended (the “Agreement”), (i) Borrowers are in complete compliance for the period ending _________ with all covenants set forth in the Agreement, except as noted below and (ii) all representations and warranties of Borrowers stated in the Agreement are true, correct and accurate as of the date hereof. Attached herewith are the required documents supporting the above certification. The undersigned authorized officer further certifies that this Compliance Certificate and any supporting financial documents have been prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes — or unless otherwise permitted in the Agreement. Reference is made to the Agreement for the relevant meanings of the reporting requirements and covenants which are stated below in a “short-hand” manner.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements	Quarterly within 45 days	Yes	No
Annual financial statements (Audited)	FYE within 150 days	Yes	No

		Yes	No
Budget/Forecast	30 days after FYE	Yes	No
Guarantor personal financial statements	FYE within 150 days	Yes	No

Financial Covenant	Required		Actual	Complies

Adjusted Total Liabilities to Adjusted Tangible Net Worth	2.00	1.00	1.00	Yes	No

Fixed Charge Coverage Ratio	1.35	1.00	1.00	Yes	No

Asset Coverage Ratio	1.00	1.00	1.00	Yes	No

(Continued on Next Page)

Compliance Certificate
(Continued from Previous Page)

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Authorized Signer

Date:
Authorized Signatory of Borrower
Verified:
Authorized Signer
Title

Date:
Date
	Compliance Status Yes	No